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Exhibit 10.9


                       SECOND AMENDMENT TO LEASE AGREEMENT
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         IT IS HEREBY AGREED BY THE UNDERSIGNED, that the Lease Agreement made and entered into the 23RD day of SEPTEMBER, 2005, by and between FULLERTON BUSINESS CENTER, Lessor, and ALLIED MED. INC., AN OREGON CORPORATION, Lessee, for the premises commonly known as: 2500 E. FENDER AVENUE, UNITS "I & J" FULLERTON, CA 92831, shall be extended for a period of ONE (1) YEAR, commencing OCTOBER 1, 2007, and ending on SEPTEMBER 30, 2008.

         All other terms and conditions of said Lease Agreement are incorporated herein by reference and shall remain in full force and effect during this extended term, except as follows:

         1. Lessee agrees to pay to Lessor during this extended term, in advance, at such places as may be designated from time-to-time by Lessor, without deduction or offset, and Lessor agrees to accept as rent for the Leased premises monthly installments of TWO THOUSAND FIVE HUNDRED SEVENTY AND 00/100 ($2,570.00) Dollars, together with such other assessments, additions and pass-throughs as are described in the Lease Agreement. See paragraph 4.2 of your Lease Agreement.

         2. [Section 2 was lined through and deleted by the parties. It read as follows:] Lessor and Lessee agree that the rent increase commencing _________, 20__, shall be determined pursuant to the terms set forth in the Addendum to the _____ Amendment to Lease Agreement which is attached hereto and made a part hereof.

         3. Lessee shall pay to Lessor the sum of ONE HUNDRED EIGHT ($108.00) Dollars, concurrent with the execution of this Amendment representing an increase in Security Deposit. Lessor acknowledges the sum of *SEVEN THOUSAND SEVEN HUNDRED TEN AND 00/100 ($7,710.00) Dollars, as security for the faithful performance of each and every term, covenant and condition of said Lease Agreement pursuant to Paragraph FIVE (5) of said Lease Agreement. This security includes the previous amounts received as security deposit. **Previously paid $7,602.00

         3A. [Section 3A was lined through and deleted by the parties. It read as follows:] Lessee agrees to be bound by the "Rules and Regulations" and "Parking Rules and Regulations" now in effect as Exhibits "A and B" attached hereto, and any additional Rules and Regulations and Parking Rules and Regulations which may be promulgated by Lessor during the extended Lease term.

         4. Lessee warrants and represents that there are no present and outstanding breaches of Lease by Lessor, and that Lessee has no claims or offset of any kind or nature against Lessor.

         5. No rubbish, containers or debris are to be left outside of Lessee's unit. All refuse is to be placed in designated trash bins. Any debris is subject to immediate removal by Lessor at Lessee's expense. This rule applies to pallets as well. Lessee shall not place in any trash box or receptacle any material, which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal. All garbage and refuse disposal shall be made in accordance with directions issued from time-to-time by Lessor. Lessee shall reimburse Lessor, upon demand, for trash removal service to the Property allocated to the Premises by Lessor on a prorata basis. If Lessor shall determine that the trash generated by or at the Premises, in Lessor's reasonable estimation, shall be excessive, Lessee shall pay to Lessor, upon demand, such additional charges, as Lessor shall equitably impose for such excess trash removal. Lessor shall have the option to contract for a single trash removal service for the entire Complex.


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         6. Notwithstanding the restrictions contained within California Civil
Code ss.1950.7, Lessor may utilize the security deposit for any and all debt owed by Lessee to Lessor, including (but not limited to) future rental or worth at time of the award damages as codified in Civil Code ss.1951.2, or rent as it accrues pursuant to Civil Code ss.1951.4. To the extent that this is inconsistent with California Civil Code ss.1950.7, Lessee waives the protections of Civil Code 1950.7, Lessee waives any rights under California Civil Code ss.3275 and California Civil Code ss.1174(c) and ss.1179 and any and all current or future laws which give Lessee a right to redeem, reinstate, or restore this lease after it is terminated as a result of the Lessee's breach.

         EXCEPT AS HEREINABOVE AMENDED, the Lease Agreement shall remain unchanged and shall continue in full force and effect.

         Dated this 25th day of October, 2007.

LESSOR:

LESSOR:                                  LESSEE:

FULLERTON BUSINESS CENTER                ALLIED MED. INC., AN OREGON CORPORATION


By:  /s/ Terri Rhoades                   By: /s/ Jack Amin
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  TERRI RHOADES, AUTHORIZED AGENT        JACK AMIN, PRESIDENT

                                         By: /s/ Jack Amin
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                                         JACK AMIN, VICE PRESIDENT





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